UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2014

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
951 SanDisk Drive, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2014, SanDisk Corporation (the “Registrant”) entered into a new Change of Control Executive Benefits Agreement (the “New Agreement”) with Mr. Sanjay Mehrotra, the Registrant’s President and Chief Executive Officer. The New Agreement supersedes and replaces the prior Change of Control Executive Benefits Agreement (the “Prior Agreement”) between the Registrant and Mr. Mehrotra, which, according to its terms, was scheduled to expire on January 1, 2015. Similar to the Prior Agreement, the New Agreement provides for certain benefits to be paid to Mr. Mehrotra in connection with a change of control and/or termination of employment with the Registrant under the circumstances described below.

Change of Control Benefits. Upon a “Change of Control” (as defined in the New Agreement) of the Registrant, for purposes of Mr. Mehrotra’s vesting in any then outstanding and unvested performance-based equity awards, Mr. Mehrotra will be deemed to have met the performance objectives as of the end of the specified performance measuring period if Mr. Mehrotra remains an employee as of the end of such period.

Severance Benefits—Termination of Employment in Connection with Change in Control. In the event that Mr. Mehrotra’s employment is terminated by the Registrant (or a successor) without “Cause” (and not on account of his death or disability) or by Mr. Mehrotra for “Good Reason” (as those terms are defined in the New Agreement) within three months before, or 18 months following, a Change of Control of the Registrant, Mr. Mehrotra will be entitled to receive (i) a lump sum cash payment equal to three times the sum of his annual base salary and annual target bonus, (ii) full acceleration of all then outstanding and unvested equity awards and a period of one year post-termination to exercise vested options, (iii) up to 24 months of continued medical coverage and (iv) 12 months of executive-level outplacement services.

The New Agreement will become effective as of January 1, 2015 and will expire by its terms on January 1, 2019, unless earlier terminated by the parties or upon a termination of Mr. Mehrotra’s employment with the Registrant other than under the circumstances described above.

The foregoing summary of the New Agreement does not purport to be complete and is qualified in its entirety by reference to the New Agreement, a copy of which will be filed as an exhibit to the Registrant’s annual report on Form 10-K for the fiscal year ending December 28, 2014 and which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2014
SANDISK CORPORATION

		By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)